CONFORMED COPY

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           February 9, 2007
CAMBREX CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:           (201) 804-3000
Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
February 9, 2007
Section 2-Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On February 6, 2007, Cambrex Corporation (“Cambrex” or the “Company”) completed the sale of its Bioproducts and Biopharma businesses (the “Bio Companies Business”) to Lonza Group Limited, as guarantor, and certain of its subsidiaries (collectively, the “Purchasers”) pursuant to the Stock Purchase Agreement (the “Agreement”) between Cambrex and the Purchasers dated October 23, 2006 (“the Transaction”). The entry into the Agreement was previously disclosed in the Cambrex Current Report on Form 8-K dated October 24, 2006 (“October 24, 2006 Current Report”).
     Pursuant to the terms of the Agreement, Cambrex sold the stock of the Bio Companies Businesses to the Purchasers for a purchase price of $460,000,000 in cash, subject to certain post-closing adjustments as previously disclosed.
     The foregoing description of the terms and conditions of the Agreement is a summary and is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 10.1 to the October 24, 2006 Current Report.
     On February 6, 2007, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached as Exhibit 99.2 hereto.
Item 2.05 Costs Associated with Exit or Disposal Activities
     As previously disclosed in the Company’s Current Report on Form 8-K dated February 7, 2007, the Board of Directors had approved certain measures designed to enhance employee retention, including the Retention and Enhanced Severance Program (the “February 2006 Program”). Pursuant to the February 2006 Program, enhanced severance and retention payments were approved for certain corporate employees in the event the Company achieved certain strategic objectives. In conjunction with the completion of the Transaction, certain employees at the corporate office received retention payments of varying amounts pursuant to the February 2006 Program.
     Further, on February 5, 2007, also in conjunction with the completion of the Transaction, the Company communicated a plan to its employees as follows: (1) the Company notified the employees that will be terminated between March and August 2007 and consistent with the February 2006 Program provided enhanced severance benefits and the vesting of stock options and restricted stock; (ii) with respect to employees the Company wishes to retain for a period ending on or prior to February 2008, in connection transition services provided under the Transition Services Agreement entered into in conjunction with the completion of the Transaction, the Company offered such employees a retention bonus pursuant to the retention previously reported in the Current Report on Form 8-K dated December 22, 2006 (the “December 2006 Program”) and enhanced severance benefits pursuant to the February 2006 Program, including the vesting of stock options and restricted stock; and (iii) with respect to employees that the Company wishes to retain following the completion of the Transaction, the Company offered such employees a retention bonus pursuant to the December 2006 Program for continued employment through September 2007, and enhanced severance pursuant to the February 2006 Program, including the vesting of stock options and restricted stock. Employees affected by this plan do not include any Named Executive Officer. The Company expects to record a charge related to the employees to be terminated of approximately $3.9 million, including $3.8 million of severance and $0.1 million of stock-based compensation expense associated with the actions. This charge will be recognized during 2007 as service is rendered by the employees.
Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Cambrex Corporation (Cambrex) is reporting under Item 5.02 (b) that Effective February 7, 2007, Luke M. Beshar, Executive Vice President and Chief Financial Officer (“EVP-CFO”) of Cambrex since February 2004, resigned as EVP-CFO.
     Cambrex is reporting under Item 5.02 (c) that effective February 7, 2007, the Board of Directors of Cambrex, upon recommendation of the Compensation Committee, approved the following:
     (1) Mr. Gregory P. Sargen, 41 was appointed Vice President and Chief Financial Officer of Cambrex effective February 7, 2007. Mr. Sargen served as Vice President — Finance since February 2003. Previously he was with Exp@nets, Inc. from 1999-2002, serving in the roles of Executive Vice President, Finance/Chief Financial Officer and Vice President/Corporate Controller. From 1996 to 1998, he was with Fisher Scientific International’s Chemical Manufacturing Division, serving in the roles of Vice President, Finance and Controller. Mr. Sargen also held various positions in finance, accounting and audit with Merck & Company, Inc., Heat and Control, Inc. and Deloitte & Touche. In connection with such appointment, Mr. Sargen will receive (i) an annual base salary of $300,000 per year; and (ii) participation in an incentive program which provides for a potential target bonus in cash of 100% of base salary. In addition, to encourage Mr. Sargen to remain with the Company as Chief Financial Officer, Mr. Sargen was awarded a retention bonus under the December 2006 Program. Pursuant to such award, Mr. Sargen will receive $300,000 if he remains with the Company until September 30, 2007. Further, Mr. Sargen entered into an employment agreement with Cambrex, (“Sargen Employment Agreement”) which provides that in the event of a Change of Control (as defined in the Sargen Employment Agreement), Mr. Sargen would be awarded a two-year contract of employment at substantially the same salary, bonus and benefits as Mr. Sargen had prior to the start of such two-year term and including other benefits as defined in the Sargen Employment Agreement. The terms of the Mr. Sargen’s employment agreement are qualified in its entirety by the Sargen Employment Agreement to be filed as an Exhibit to the Company’s Annual Report on Form 10-K for fiscal year-end December 31, 2006.
     (2) Mr. Steven M. Klosk 49, was appointed Executive Vice President and Chief Operating Officer of Cambrex and President Pharmaceutical Products and Services effective February 7, 2007. In this position as Chief Operating Officer for the corporation, Mr. Klosk will be responsible for operations at the Company’s Charles City, Iowa, North Brunswick, New Jersey and Karlskoga, Sweden.
     Mr. Klosk joined Cambrex in October 1992 as Vice President — Administration. He was appointed Executive Vice President, Administration in October 1996 and was promoted to the position of Executive Vice President, Administration and Chief Operating Officer for the Cambrex Pharma and BioPharmaceutical Business Unit in October 2003. In January 2005, Mr. Klosk assumed direct responsibility for the BioPharmaceutical Business Unit as Chief Operating Officer. From 1988 until he joined Cambrex, Mr. Klosk was Vice President, Administration and Corporate Secretary for The Genlyte Group, Inc. From 1985 to 1988, he was Vice President, Administration for Lightolier, Inc. a subsidiary of The Genlyte Group, Inc.
     As Chief Operating Officer of Cambrex, Mr. Klosk will be paid an annual base salary of $400,000 and (ii) will participate in an incentive program which provides for a potential target bonus in cash of 100% of base salary. Mr. Klosk’s Employment Agreement as previously disclosed in the Company’s Annual Report on Form 10-K for fiscal year-ended December 31, 2005, remains in effect, and a Change of Control as defined in such Employment Agreement occurred upon the completion of the sale of the Company’s Bio Companies Business as disclosed in Item 2.01 above. To encourage Mr. Klosk to remain with the Company as Chief Operating Officer, Mr. Klosk, a Named Executive Officer, was awarded a retention bonus under the December 2006 Program. Pursuant to such award, Mr. Klosk will receive $400,000 if he remains with the Company until September 30, 2007. Additionally, notwithstanding any provision to the contrary in the Employment Agreement, upon termination of Mr. Klosk’s employment with Cambrex for any or no reason, whether due to death, disability, voluntary termination, Cause, involuntary termination or otherwise, such event will be treated as termination for Good Reason, and Mr. Klosk or his estate shall be entitled to all the payments and benefits set forth in section 6(d) of the Mr. Klosk’s Employment Agreement.
     Cambrex is reporting under Item 5.02(e) that pursuant to recommendation of the Compensation Committee, the Board of Directors of Cambrex approved the following actions:
     1. As previously disclosed in the Company’s Proxy Statement for 2006 Annual Meeting of Stockholders of Cambrex Corporation, the Board of Directors had agreed to award James A. Mack, President, Chief Executive Officer and Chairman of the Board of Directors of the Company an incentive payment of up to four times his annual salary of $500,000 upon the achievement of certain strategic objectives. Under this arrangement, Mr. Mack was awarded an incentive payment of $1,000,000 (equal to twice his annual salary), upon completion of the

Transaction. On February 5, 2007 the Board of Directors agreed to pay Mr. Mack an incentive payment of $1,500,000 upon the achievement of certain further strategic alternatives; this award replaces the earlier remaining potential award of $1,000,000.
     2. Mr. Beshar was appointed Executive Vice President — Strategy and Corporate Development (“EVP-SD”) effective February 7, 2007 after completion of the Transaction. Further, the completion of the Transaction and Mr. Beshar’s change in role constitutes a Change of Control as defined in Mr. Beshar’s Employment Agreement (filed as an Exhibit to the Company’s Annual Report on Form 10-K for fiscal year end December 31, 2005) and the Effective Date of the Change of Control is February 6, 2007. To encourage Mr. Beshar to remain with the Company as EVP-SD, Mr. Beshar, a Named Executive Officer, was awarded a retention bonus under the December 2006 Program previously disclosed in the Cambrex Current Report on Form 8-K dated. Pursuant to such award, Mr. Beshar will receive $200,000 if he remains with the Company until March 31, 2007. For each month thereafter until September 30, 2007, Mr. Beshar will receive $33,333 for each additional month he remains with the Company to a maximum of $200,000, such award is payable on the last day of each additional month in which Mr. Beshar remains with the Company. In the event, Mr. Beshar’s employment is involuntarily terminated prior to September 2007 any unpaid retention amount shall be payable to Mr. Beshar. In addition, notwithstanding any provision to the contrary in the Employment Agreement, upon termination of Mr. Beshar’s employment with Cambrex for any or no reason, whether due to death, disability, voluntary termination, Cause, involuntary termination or otherwise, such event will be treated as termination for Good Reason, and Mr. Beshar or his estate shall be entitled to all the payments and benefits set forth in section 6(d) of the Mr. Beshar’s Employment Agreement.
     (3) Effective February 7, 2007, Mr. Paolo Russolo, President, Cambrex Profarmaco Business Unit, a Named Executive Officer, entered into an Employment Agreement which provides that in the event of a Change of Control (as defined in the Russolo Employment Agreement), Mr. Russolo would be awarded a two-year contract of employment at substantially the same salary and bonus as Mr. Russolo had prior to the start of such two-year term and including other benefits as defined in the Russolo Employment Agreement. The terms of Mr. Russolo’s employment agreement are qualified in its entirety by the Russolo Employment Agreement to be filed as an Exhibit to the Company’s Annual Report on Form 10-K for fiscal year-ended December 31, 2006.
     Further, to encourage Mr. Russolo to remain with the Company, Mr. Russolo was also awarded a retention bonus under the December 2006 Program. Pursuant to such award, Mr. Russolo will receive $400,000 if he remains with the Company until December 31, 2007.
     On February 9, 2007, the Company issued a press release announcing the foregoing management changes. A copy of the press release is attached as Exhibit 99.3 hereto.
Section 8 — Other Events
Item 8.01 Other Events

     Cambrex is reporting under Item 8.01 that on January 24, 2007 the Compensation Committee of the Board of Directors (the “Committee”) approved the acceleration of vesting and settlement of all July 2006 Stock Option and Restricted Stock Unit grants to those corporate employees who have been awarded such grants and who will be terminated as a result of corporate restructuring. There are no Named Executive Officers in the affected group of employees. Such acceleration will result in any expense charge of $0.1million that will be recognized during 2007 as service is rendered by the employees.
     Cambrex is reporting under Item 8.01 that on February 5, 2007, the Committee approved the acceleration of vesting and settlement of all July 2006 Stock Option and Restricted Stock Unit grants to those corporate employees who have been awarded such grants and who may be terminated as a result of a future Change of Control or other corporate restructuring. There are no Named Executive Officers in the affected group of employees. Further, such acceleration does not result in any expense charge as it is not currently anticipated that such employees will be terminated.
     Cambrex Corporation is also reporting under Item 8.01 that effective February 28, 2007, Mr. Tom Bird, Vice President Corporate Development resigned from the Company to pursue other interests and that pursuant to the terms of Mr. Bird’s Employment Agreement (previously disclosed as an Exhibit to the Company’s Annual Report on Form 10-K for fiscal year-ended December 31, 2005) effective February 6, 2007, a Change of Control occurred and Mr. Bird shall receive the benefits as defined in section 6(d) of the Employment Agreement. On February 9, 2007, the Company issued a press release announcing Mr. Bird’s resignation. A copy of the press release is attached as Exhibit 99.3 hereto.
Item 9.01 — Financial Statements and Exhibits
(b) Proforma Financial Information
     Exhibit 99.1 Proforma Financial Information related to the Bio Companies transaction reported in Item 2.01 above.
(d) Exhibits
     Exhibit 99.2 — Cambrex Corporation Press Release dated February 6, 2007
     Exhibit 99.3 — Cambrex Corporation Press Release dated February 9, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION
Date: February 9, 2007	By:	/s/ Peter E. Thauer
		Name:	Peter E. Thauer
		Title:	Senior Vice President, General Counsel and Corporate Secretary